Exhibit 28 (d)(2) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

4/28/20 – Name changed to Federated Hermes Insurance Series.

3/31/99 - Adviser name changed to Federated Investment Management Company

4/15/96 - Name changed to Federated Insurance Series

Insurance Management Series

INVESTMENT ADVISORY CONTRACT

This Contract is made this 1st day of December, 1993, between FEDERATED ADVISERS, a Delaware business trust, having its principal place of business in Pittsburgh, Pennsylvania (the "Adviser"), and Insurance Management Series, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange Commission; and

WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

2. Adviser, in its supervision of the investments of each of the Funds, will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expenses, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

4. Each of the Funds shall pay to Adviser, for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

6. Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

7. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

12. Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of Adviser to produce sales literature for the Trust (or any Fund).

13. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

14. The Trust and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of Adviser and agree that the obligations assumed by Adviser pursuant to this Contract shall be limited in any case to Adviser and its assets and, except to the extent expressly permitted by the Investment Company Act of 1940, as amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the shareholders of Adviser, the Trustees, officers, employees, or agents of Adviser, or any of them.

15. The parties hereto acknowledge that Federated Investors, has reserved the right to grant the non-exclusive use of the name "Insurance Management Series" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name "Insurance Management Series." The name "Insurance Management Series" will continue to be used by the Trust and each Fund so long as such use is mutually agreeable to Federated Investors and the Trust.

16. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

17. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

4/30/16 – See Amendment #1 to Exhibit A

4/29/16 – Name changed to Federated Government Money Fund II

4/15/96 - Name changed to Federated Prime Money Fund II

Federated Insurance Series

EXHIBIT A

to the

Investment Advisory Contract

Prime Money Fund

For all services rendered by Adviser hereunder, the above-named Fund(s) of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .50 of 1% of the average daily net assets of the Fund(s).

The portion of the fee based upon the average daily net assets of the Fund(s) shall be accrued daily at the rate of 1/365th of .50 of 1% applied to the daily net assets of the Fund(s).

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 1993.

Attest:	FEDERATED ADVISERS

/s/ John W. McGonigle	By: /s/ William D. Dawson, III
Secretary	Senior Vice President

Attest:	INSURANCE MANAGEMENT SERIES

/s/ S. Elliott Cohan	By: /s/ Richard B. Fisher
Assistant Secretary	Vice President

6/1/24 – See Amendment #2 to Exhibit A.

4/28/20 – Federated Government Money Fund II changed its name to Federated Hermes Government Money Fund II.

4/29/16 – Name changed to Federated Government Money Fund II

4/15/96 - Name changed to Federated Prime Money Fund II

Federated Insurance Series

Amendment #1 to

EXHIBIT A

to the

Investment Advisory Contract

Prime Money Fund

For all services rendered by Adviser hereunder, the above-named Fund(s) of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .20 of 1% of the average daily net assets of the Fund(s).

The portion of the fee based upon the average daily net assets of the Fund(s) shall be accrued daily at the rate of 1/365th of .20 of 1% applied to the daily net assets of the Fund(s).

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution as of the 30th day of April, 2016.

Attest:	FEDERATED INVESTMENT
MANAGEMENT COMPANY

/s/John W. McGonigle	/s/John B.Fisher_____________
John W. McGonigle	John B. Fisher
Secretary	President

Attest:	FEDERATED INSURANCE SERIES

/s/George F. Magera	Richard B. Fisher
George F. Magera	Richard B. Fisher
Assistant Secretary	Vice President

Federated Hermes Insurance Series

Amendment #2 to

EXHIBIT A

to the

Investment Advisory Contract

Federated Hermes Government Money Fund II

This Amendment #2 to Exhibit A to the Investment Advisory Contract between Federated Hermes Insurance Series and Federated Investment Management Company, approved at a board meeting on May 16, 2024, shall become effective as of September 1, 2024.

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .15 of 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund(s) shall be accrued daily at the rate of 1/365th of .15 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution as of the1st day of June 1, 2024.

FEDERATED INVESTMENT

MANAGEMENT COMPANY

By: /s/ John B. Fisher Name: John B. Fisher

Title:       President & CEO

FEDERATED HERMES INSURANCE SERIES

By:/s/ John B. Fisher

Name: John B. Fisher

Title: President

4/28/20 – Name changed to Federated Hermes Fund for U.S. Government Securities II.

4/15/96 - Name changed to Federated Fund for U.S. Government Securities II

EXHIBIT B

to the

Investment Advisory Contract

U.S. Government Bond Fund

For all services rendered by Adviser hereunder, the above-named Fund(s) of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .60 of 1% of the average daily net assets of the Fund(s).

The portion of the fee based upon the average daily net assets of the Fund(s) shall be accrued daily at the rate of 1/365th of .60 of 1% applied to the daily net assets of the Fund(s).

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 1993.

Attest:	FEDERATED ADVISERS

/s/ John W. McGonigle	By: /s/ William D. Dawson, III
Secretary	Senior Vice President

Attest:	INSURANCE MANAGEMENT SERIES

/s/ S. Elliott Cohan	By: /s/ Richard B. Fisher
Assistant Secretary	Vice President

4/20/20 – Name changed to Federated Hermes High Income Bond Fund II.

4/15/96 - Name changed to Federated High Income Bond Fund II

EXHIBIT C

to the

Investment Advisory Contract

Corporate Bond Fund

For all services rendered by Adviser hereunder, the above-named Fund(s) of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .60 of 1% of the average daily net assets of the Fund(s).

The portion of the fee based upon the average daily net assets of the Fund(s) shall be accrued daily at the rate of 1/365th of .60 of 1% applied to the daily net assets of the Fund(s).

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 1993.

Attest:	FEDERATED ADVISERS

/s/ John W. McGonigle	By: /s/ William D. Dawson, III
Secretary	Senior Vice President

Attest:	INSURANCE MANAGEMENT SERIES

/s/ S. Elliott Cohan	By: /s/ Richard B. Fisher
Assistant Secretary	Vice President

1/1/04 - Assigned to Federated Equity Management Company of Pennsylvania - (See assignment attached and new contract with FEMCoPa)

4/15/96 - Name changed to Federated American Leaders Fund II

EXHIBIT D

to the

Investment Advisory Contract

Equity Growth and Income Fund

For all services rendered by Adviser hereunder, the above-named Fund(s) of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75 of 1% of the average daily net assets of the Fund(s).

The portion of the fee based upon the average daily net assets of the Fund(s) shall be accrued daily at the rate of 1/365th of .75 of 1% applied to the daily net assets of the Fund(s).

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 1993.

Attest:	FEDERATED ADVISERS

/s/ John W. McGonigle	By: /s/ William D. Dawson, III
Secretary	Senior Vice President

Attest:	INSURANCE MANAGEMENT SERIES

/s/ S. Elliott Cohan	By: /s/ Richard B. Fisher
Assistant Secretary	Vice President

1/1/04 - Assigned to Federated Equity Management Company of Pennsylvania - (See assignment attached and new contract with FEMCoPa)

4/30/03 - Name changed to Federated Capital Income Fund II

4/15/96 - Name changed to Federated Utility Fund II

EXHIBIT E

to the

Investment Advisory Contract

Utility Fund

For all services rendered by Adviser hereunder, the above-named Fund(s) of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75 of 1% of the average daily net assets of the Fund(s).

The portion of the fee based upon the average daily net assets of the Fund(s) shall be accrued daily at the rate of 1/365th of .75 of 1% applied to the daily net assets of the Fund(s).

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 1993.

Attest:	FEDERATED ADVISERS

/s/ John W. McGonigle	By: /s/ William D. Dawson, III
Secretary	Senior Vice President

Attest:	INSURANCE MANAGEMENT SERIES

/s/ S. Elliott Cohan	By: /s/ Richard B. Fisher
Assistant Secretary	Vice President

11/20/95 - Terminated

EXHIBIT F

to the

Investment Advisory Contract

International Stock Fund

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of March, 1995.

Attest:	Federated Advisers

/s/ J. C. Donahue	By: /s/ J. Thomas Madden
Assistant Secretary	Executive Vice President

Attest:	Insurance Management Series

/s/ S. Elliott Cohan	By: /s/ Richard B. Fisher
Assistant Secretary	Vice President

9/1/04 - Name changed to Federated Mid Cap Growth Strategies Fund II

1/1/04 - Assigned to Federated Equity Management Company of Pennsylvania - (See assignment attached and new contract with FEMCoPa)

4/15/96 - Name changed to Federated Growth Strategies Fund II

EXHIBIT G

to the

Investment Advisory Contract

Growth Stock Fund

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75 of 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of September, 1995.

Attest:	Federated Advisers

/s/ John W. McGonigle	By:/s/ William D. Dawson III
Secretary	Executive Vice President

Attest:	Insurance Management Series

/s/ S. Elliott Cohan	By: /s/ Richard B. Fisher
Assistant Secretary	Vice President

1/1/04 - Assigned to Federated Equity Management Company of Pennsylvania - (See assignment attached and new contract with FEMCoPa)

EXHIBIT H

to the

Investment Advisory Contract

Federated Insurance Series

Federated Equity Income Fund II

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75 of 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 1996.

Attest:	Federated Advisers

/s/ Christina Ita McGonigle	By:/s/ Stephen A. Keen
Assistant Secretary	Vice President

Attest:	Federated Insurance Series

/s/ John W. McGonigle	By:/s/ Edward C. Gonzales
Secretary	Executive Vice President

4/28/20 – Name changed to Federated Hermes Quality Bond Fund II.

EXHIBIT I

to the

Investment Advisory Contract

FEDERATED INSURANCE SERIES

Federated Quality Bond Fund II

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .60 of 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.60 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of March, 1999.

Federated Advisers

By: /s/ William D. Dawson, III

Name: William D. Dawson, III

Title: Executive Vice President

Federated Insurance Series

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

10/4/02 - Liquidated

EXHIBIT J

to the

Investment Advisory Contract

FEDERATED INSURANCE SERIES

Federated Small Cap Strategies Fund II

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75 of 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of June, 1999.

Federated Investment Management Company

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

Federated Insurance Series

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

12/2/04 - Terminated

5/18/01 - Name changed to Federated Total Return Bond Fund II

EXHIBIT K

to the

Investment Advisory Contract

FEDERATED INSURANCE SERIES

Federated Strategic Income Fund II

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .85 of 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.85 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of June, 1999.

Federated Investment Management Company

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

Federated Insurance Series

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

1/1/04 - Assigned to Federated Equity Management Company of Pennsylvania - (See assignment attached and new contract with FEMCoPa)

4/20/02 - Name changed to Federated Capital Appreciation Fund II

EXHIBIT L

to the

Investment Advisory Contract

FEDERATED INSURANCE SERIES

Federated Large Cap Growth Fund II

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .85 of 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.85 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of June, 2000.

Federated Investment Management Company

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

Federated Insurance Series

By: /s/ Richard B. Fisher

Name: Richard B. Fisher

Title: Vice President

1/1/04 - Assigned to Federated Equity Management Company of Pennsylvania - (See assignment attached and new contract with FEMCoPa)

EXHIBIT M

to the

Investment Advisory Contract

FEDERATED INSURANCE SERIES

Federated Kaufmann Fund II

For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 142.5 of 1% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 142.5 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of March, 2002.

Federated Investment Management Company

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

Federated Insurance Series

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

Amendment to

Investment Advisory Contract

between

Federated Insurance Series

and

Federated Investment Management Company

This Amendment to the Investment Advisory Contract (“Agreement”) dated December 1, 1993, between Federated Insurance Series on behalf of the Funds listed on the Exhibits to the Agreement (“Fund”) and Federated Investment Management Company (“Service Provider”) is made and entered into as of the 1st day of June, 2001.

WHEREAS, the Fund has entered into the Agreement with the Service Provider;

WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose ”nonpublic personal information” (“NPI”) of its “customers” and “consumers” (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR § 248.14) (“Section 248.14 NPI”); for specified law enforcement and miscellaneous purposes (17 CFR § 248.15) (“Section 248.15 NPI”) ; and to service providers or in connection with joint marketing arrangements (17 CFR § 248.13) (“Section 248.13 NPI”);

WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR § 248.7 and 17 CFR § 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR § 248.13);

NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1.       The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider’s contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

2.       The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR §§ 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR § 248.13.

3.       The Service Provider further represents and warrants that, in accordance with 17 CFR § 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

•                     insure the security and confidentiality of records and NPI of Fund customers,

•                     protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and

•                     protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4.       The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds (“Fund Affiliates”); (b) affiliated persons of the Service Provider (“Service Provider Affiliates”) (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds (“Nonaffiliated Third Party”) under the service and processing (§248.14) or miscellaneous (§248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (§248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

5.       The Service Provider may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

6.       The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

WITNESS the due execution hereof this 1st day of June, 2001.

Federated Insurance Series

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

Federated Investment Management Company

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

See new contract dated 1/1/04 for these assigned funds

ASSIGNMENT of
INVESTMENT ADVISORY CONTRACT and
SUB-ADVISORY AGREEMENTS

Federated Insurance Series

THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust (“FIMC”), and FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware statutory trust (“FEMCOPA”).

WHEREAS, FIMC, then known as Federated Advisors, entered into an Investment Advisory Contract dated as of December 1, 1993 and an amendment thereto dated as of June 1, 2001 with Federated Insurance Series, a Massachusetts business trust (the “Trust”) then known as Insurance Management Series, including the Exhibits thereto making the Contract applicable to the following portfolios of the Trust (the “Funds”):

Exhibit	Date	Fund
D	December 1, 1993	Federated American Leaders Fund II
E	December 1, 1993	Federated Capital Income Fund II
G	September 1, 1995	Federated Growth Strategies Fund II
H	December 1, 1996	Federated Equity Income Fund II
L	June 1, 2000	Federated Capital Appreciation Fund II
M	March 1, 2002	Federated Kaufmann Fund II

Said Advisory Contract as so amended, but only with respect to the Funds named above, is herein referred to collectively as the “Advisory Contract”.

WHEREAS, FIMC has entered into Sub-Advisory Agreements with Federated Global Investment Management Corp., a Delaware corporation, with respect to certain of the Funds as follows:

Date	Fund
June 1, 1997	Federated Capital Income Fund II
March 1, 2002	Federated Kaufmann Fund II

WHEREAS, FIMC desires to assign to FEMCOPA its rights, duties and responsibilities with respect to each of the Funds named above under the Advisory Contract and under the aforementioned Sub-Advisory Agreements (together with the Advisory Agreement, collectively the “Contracts”), and FEMCOPA desires to accept such assignments from FIMC; and

WHEREAS, the Board of Trustees of the Trust has approved the assignment of the Contracts from FIMC to FEMCOPA;

KNOW ALL MEN BY THESE PRESENTS THAT:

In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, FIMC does hereby assign to FEMCOPA all of its rights, duties and responsibilities with respect to the Funds named above under the Contracts described above, and FEMCOPA does hereby accept such assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.

FEDERATED INVESTMENT	FEDERATED EQUITY MANAGEMENT
MANAGEMENT COMPANY	COMPANY OF PENNSYLVANIA

By: /s/ G. Andrew Bonnewell	By: /s/ Keith M. Schappert
Name: G. Andrew Bonnewell	Name: Keith M. Schappert
Title: Vice President	Title: President

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, dated as of June 1, 2017, that Federated Insurance Series, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the “Trust”), does hereby nominate, constitute and appoint Federated Investment Management Company, a business trust duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios of the Trust for which the Adviser provides advisory services and acts as investment adviser as of the date of this limited power attorney and for such series portfolios that may be established by the Trust in the future from time to (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 1, 1993 by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

The Trust hereby agrees to indemnify and save harmless the Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. Without limiting any other authority expressly granted hereunder, for purposes of Pennsylvania law, this Limited Power of Attorney shall be deemed to constitute a power used in a commercial transaction which authorizes an agency relationship which is exclusively granted to facilitate transfer of stock, bonds and other assets and which may be exercised independently of any other agent designated by the Trust and includes, but is not limited to, the power to engage in stock, bond and other securities transactions as specified by 20 Pa.C.S. § 5603(k). The authority granted to the Adviser by this Limited Power of Attorney may be delegated by the Adviser to one or more successor agents or subadvisors, or to other persons the Adviser in its sole discretion determines are appropriate or necessary. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Insurance Series

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President

Accepted and agreed to this June 1, 2017

Federated Investment Management Company

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President